                              SEVERANCE AGREEMENT

     This  AGREEMENT, entered into as of April 26, 1990, by and between NICHOLAS
J. PICHOTTA (the 'Employee') and THE COOPER COMPANIES, INC., a Delaware corporation (together with its subsidiaries referred to herein as the 'Company'),

                               W I T N E S S E T H:

     WHEREAS the Company recognizes that the Employee's contribution to the betterment of the Company has been substantial; and

     WHEREAS the Company believes it to be important both to the Company's future prosperity and to its general interests to obtain assurance concerning the continuation of the Employee's employment and to provide the Employee with incentives:

     NOW, THEREFORE, in consideration of the mutual covenants herein contained, the parties agree as follows:

     1. Term of Agreement.

     This Agreement shall be in effect from the date hereof until the earliest of the following:

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     (a) The date when the Employee ceases to be employed by the Company, if  no severance benefit is provided under this Agreement as a result of the employment termination; or

     (b) The date when all obligations of the parties under this Agreement have been satisfied, if the Employee ceases to be employed by the Company and a severance benefit is provided under this Agreement as a result of the employment termination.

     2. Employment and Compensation.

     (a) The Company agrees to employ the Employee during the Employment Period (as hereinafter defined) as Vice-President of Corporate Development of CooperVision, Inc. (together with its predecessor, CooperVision Ophthalmic Products, Inc., hereinafter referred to as 'CVI'), reporting to the Co-Chairmen of the Board of Directors of the Company and to the President of CVI, and the Employee agrees to be so employed by the Company, all subject to the terms and conditions of this Agreement.

     (b) Annual Base Salary: During the Employee's employment hereunder, the Company shall pay the Employee, through its wholly-owned subsidiary, CVI, a salary at the rate of not less than $140,000 (One Hundred Forty Thousand Dollars) per annum ('Annual Base Salary'), payable in equal regular installments on the 15th and last day of each month. The Board of Directors of the Company may from time to time, in its sole

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
and absolute discretion, increase the Employee's Annual Base Salary. Any such increased salary shall become the Annual Base Salary on and after the effective date of such increase.

     (c) Incentive Payment Plan: The Employee shall be eligible to participate in the CVI Incentive Payment Plan ('IPP') at the 35% award level. Such IPP bonus shall be payable to the Employee if and only if (i) the Board of Directors of the Company shall have established criteria for the earning of an IPP bonus by CVI employees and (ii) such criteria shall have been achieved and IPP bonuses shall have been paid thereunder to other eligible CVI employees.

     (d) Restricted Stock Grant:

          (i) The Company agrees to submit for stockholder approval, not later than at the next annual stockholders meeting of the Company, a new incentive stock plan. Promptly following the approval of such plan, the Employee shall be granted the right to purchase 40,000 shares of restricted common stock of the Company at a purchase price of $0.10 per share (the 'Restricted Shares'), to be purchased and held in accordance with the terms of such incentive stock plan (the 'Plan'). The restrictions on the Restricted Shares shall be removed as set forth in Section 2(d)(ii) hereof.

          (ii) The restrictions on the Restricted Shares shall be removed in the following percentages of the total number of such shares, provided the average closing price of the Company's common stock over a consecutive thirty day period

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
achieves the indicated stock price during the Employment Period:

     STOCK PRICE             % UNRESTRICTED
     -----------             --------------

     $4.43                           20%
      5.22                           40%
      6.16                           60%
      7.27                           80%
      8.58                          100%

Promptly following the last day of the Employment Period, the Employee shall sell to the Company, and the Company shall repurchase, at $0.10 per share all the Restricted Shares from which restrictions shall not have been removed pursuant to this Section 2(d) during the Employment Period. Notwithstanding the foregoing, upon a resignation following a Change in Control, pursuant to Section 5 hereof, all restrictions shall be removed from the Restricted Shares and the certificates evidencing such shares promptly shall be delivered to the Employee. The Employee agrees to execute a restricted stock agreement with respect to the Restricted Shares in a form reasonably acceptable to counsel to the Company.

     (e) Relocation Expenses and Loan: The Employee agrees to relocate to the State of Connecticut for the purpose of establishing a new headquarters for CVI. The Company shall reimburse the Employee for the reasonable expense associated with such relocation in accordance with the Company's Employee Transfer Expense Policy dated August 21, 1989; except that, with respect to such relocation to Connecticut, the Employee waives any right, pursuant to Section IV.C of such policy or otherwise, to reimbursement by the Company of any loss incurred

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
upon the sale of the Employee's house in California. Upon such relocation, the Company shall pay to Employee a one-time lump sum transition allowance in the amount of $33,600 (Thirty-three Thousand Six Hundred Dollars). Upon such relocation, the Company agrees to offer to the Employee a relocation housing loan in an amount up to $90,000 secured by either (i) a valid and enforceable first lien of mortgage upon the home purchased with such funds; or (ii) a valid and enforceable second lien of mortgage upon the home purchase with such funds, provided that such second lien is permitted by the terms of any first lien and that the total indebtedness secured by the home purchased shall not exceed 85% of the lesser of the purchase price or the appraised value therefor. The loan shall bear interest at the Prime Rate of interest charged by the Chase Manhattan Bank, as from time to time adjusted, with interest only to be paid quarterly in arrears and principal and unpaid interest, if any, due in full on the 120th day following Date of Termination. The Employee shall execute a loan agreement and such other document as shall reasonably be required by the Company, all in form acceptable to counsel for the Company. Such documents shall provide, inter alia, that the Company may offset any unpaid principal and interest against any severance benefit or compensation due upon termination, if any.

     (f) Automobile Allowance: From and after the date upon which the Employee relocates pursuant to Section 2(e) and continuing through the Date of Termination, the Company shall pay to the Employee an automobile allowance of $300 per month

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
and shall reimburse the Employee for the reasonable operating cost associated with the business use of such automobile.

     (g) Benefits: During the Employment Period, the Employee shall participate in all employee benefit plans and receive such fringe benefits as are from time to time made generally available to CVI's senior management including, without limitation, life insurance, accidental death and dismemberment insurance, surgical, medical and hospital expense benefits, long-term disability plans, Stock Purchase Savings and Retirement Income Plans. Upon presentation of appropriate documentation, the Company shall reimburse the Employee for all proper expenses incurred by him in the performance of his duties, in accordance with the policies and procedures established by the Company.

     (h) Sales Bonus: The Company agrees to submit to the Board of Directors for approval a program for the payment of a sale bonus (the 'Sale Bonus') to CVI Headquarters Staff, to be earned only upon the closing of a sale by the Company of CVI to a third party buyer. If approved, such Sale Bonus would total, in the aggregate for all eligible employees of CVI and of the Company, an amount equal to 1% (one percent) of the Sale Price, as hereinafter defined. Promptly following the approval of such program, the Employee shall assist the President of CVI in submitting for approval to the Co-Chairmen of the Company a list of proposed eligible employees of CVI and the Company, together with the proposed percentage of the aggregate pool to be allocated to each eligible employee. For purposes hereof,

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
the 'Sale Price' shall be deemed to be the total consideration paid in cash and securities for CVI, inclusive of all long-term debt, if any, assumed by the purchaser. Securities, if any, included in the Sale Price shall be valued at the fair market value therefor on the date of closing.

     3. Involuntary Termination Without Cause.

     If the Company terminates the Employee's employment without Cause, the Company shall pay the Employee a severance benefit in an amount equal to 200% of the Employee's Annual Base Salary and shall deliver to the Employee all certificates evidencing those of the Restricted Shares from which restrictions shall have been removed prior to the Date of Termination pursuant to Section 2(d). Promptly following such termination, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all of the Restricted Shares from which restrictions shall not have been removed prior to the Date of Termination. For purposes of this Agreement, a termination without cause shall include but not be limited to the Employee ceasing to be employed by the Company as a result of the Employee's continuing in the employ of a division, subsidiary or other business unit of the Company that has been sold, transferred or otherwise conveyed to a third party. The Company shall give the Employee not less than 90 days' advance notice in writing of any termination without Cause.

     4. Resignation for Good Reason.

     If the Employee terminates his employment for Good Reason then, following the Date of Termination, the Company shall pay the Employee a severance benefit in an amount equal to 200% of the Employee's Annual Base Salary and shall deliver to the Employee all certificates evidencing those of the Restricted Shares from which restrictions shall have been removed prior to the Date of Termination pursuant to Section 2(d). Promptly following such termination, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all of the Restricted Shares from which restrictions shall not have been removed prior to the Date of Termination.

     5. Resignation After Change in Control.

     If the Employee terminates his employment without Good Reason within 90 days after a Change in Control, the Company shall pay the Employee a severance benefit in an amount equal to 150% of the Employee's Annual Base Salary; in addition, all restrictions shall be removed from the Restricted Shares and the certificates, evidencing such shares shall be delivered to the Employee promptly following the Date of Termination.

     6. Resignation With Notice.

     If the Employee terminates his employment other than pursuant to Section 4, 5 or 7 hereof, and provided that the Employee shall have given the Company not less than 90 days' advance written notice of such termination, then the Company shall pay to the Employee a severance benefit in an amount equal to 25% of the Employee's Annual Base Salary and the Company shall have no further obligations to the Employee under this Agreement other than for those benefits provided under the Company's Retirement Income and Stock Purchase Savings Plan or those benefits, if any, which the Company is required by law to provide
notwithstanding   any  agreement  to  the   contrary.  Promptly  following  such
resignation, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all the Restricted Shares from which restrictions shall not have been removed prior to the Date of Termination.

     7. Relocation.

     If the Company notifies the Employee that his principal workplace will be moved to any location more than 50 miles from his present principal workplace except to any location maintained as the headquarters of any business unit acquired by the Company or by CVI and the Employee elects not to relocate, then the Employee's employment shall terminate on the relocation date specified in the notice referred to in this

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
Section 7 and the Company shall pay the Employee a severance benefit in an amount equal to 150% of the Employee's Annual Base Salary and shall deliver to the Employee all certificates evidencing those of the Restricted Shares from which restrictions shall have been removed prior to the Date of Termination pursuant to Section 2(d). Promptly following such termination, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all of the Restricted Shares from which restrictions shall not have been removed prior to the Date of Termination. The Company shall give the Employee not less than 90 days' advance notice of any relocation described in this Section 7. The Employee shall consent to or decline the relocation within 90 days of receipt of notice. The Employee hereby consents to the relocation of his principal workplace to the Sate of Connecticut as set forth in Section 2(e), or to another headquarters location maintained by any business unit acquired by the Company or by CVI, and hereby waives any right to benefits pursuant to this Section 7 on account of such relocations. Following any relocation of the Employee pursuant to this Section 7, the location of the CVI corporate headquarters in Connecticut or of the afore-referenced headquarters location maintained by any business unit acquired by the Company or by CVI shall be deemed to be Employee's principal workplace for the purpose of this Section 7.

     8. DEATH

     If the Employee's employment shall be terminated by reason of his death, the Company shall pay to such person as the Employee shall have designated in a notice filed with the Company or, if no such person shall have been designated, to the Employee's estate, a severance benefit in an amount equal to 200% of the Employee's Annual Base Salary and shall deliver to the Employee all certificates evidencing those of the Restricted Shares from which restrictions shall have been removed prior to the Date of Termination pursuant to Section 2(d). Promptly following such termination, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all of the Restricted Shares from which restrictions shall not have been removed prior to the Date of Termination.

     9. TERMINATION FOR CAUSE.

     If the Company terminates the Employee's employment for Cause, the Company shall pay to the Employee his Annual Base Salary through the Date of Termination and the Company shall have not further obligations to the Employee under this Agreement other than for those benefits provided under the Company's Retirement Income and Stock Purchase Savings Plan or those benefits, if any, which the Company is required by law to provide notwithstanding any agreement to the contrary. Promptly following such termination, the Employee shall sell to the Company, and the Company shall repurchase at $0.10 per share, all the Restricted Shares from which restrictions shall not have been removed prior to the Date of Termination.

     10. PAYMENT OF SEVERANCE BENEFIT.

     (a) Election. If the Employee becomes entitled to a severance benefit under the preceding sections of this Agreement, he may elect whether such benefit is to be paid in a lump sum under Subsection (b) below or in installments under Subsection (c) below. Such an election shall be submitted to the Company in writing within five business days after the Date of Termination. If the Employee fails to submit a timely written election to the Company, such benefit shall be paid in a lump sum under Subsection (b) below.

     (b) Lump Sum. A benefit payable under this Subsection (b) shall be paid in a single lump sum within 10 business days after the Date of Termination.

     (c) Installments. A benefit payable under this Subsection (c) shall be paid by continuing the Employee's Annual Base Salary in accordance with the Company's regular payroll practices until such benefit is exhausted, commencing with the period next following the last payroll period during which the Employee was employed by the Company.

     (d) Withholding. All payments made under this Agreement shall be subject to reduction to reflect any withholding taxes or other amounts required by applicable law or regulation.

     (e) Death. Any amount payable under this Section 10 after the Employee's death shall be paid to the beneficiary or beneficiaries designated by him for this purpose in writing or, if there is no surviving beneficiary, to his estate.

     11. GROUP INSURANCE.

     (a) General. If the  Employee becomes entitled to  a benefit payable  under
Section 3, 4, 5, or 7 hereof the Employee's participation (including dependent coverage) in the life, accident, disability, health and dental insurance plans of the Company, shall be continued, or equivalent benefits provided by the Company at no cost to the Employee until the earlier of 24 months following the Date of Termination or the date the Employee becomes covered by equivalent benefits by a subsequent employer;

     (b) Coordination with COBRA Coverage. For purposes of determining the required duration of any contribution coverage under the Company's health care plans mandated by law, the period of any continued coverage under this Agreement following the termination of the Employee's employment shall be counted as all or part of such required duration.

     12. OTHER BENEFITS

     If the Employee becomes entitled to a benefit under Section 3, 4, 5 or 7, he shall also receive the following benefits:

          (a) The Employee shall be entitled to receive a pro rata share of any amounts payable, if any, under the CVI Headquarters Incentive Payment Plan approved by the Board of Directors of the Company, based on the number of months the Employee served as an employee during the fiscal year completed or already underway, payable if and when other participants in the Plan receive payment from the Company thereunder.

          (b) The Employee shall fully vest in all benefits due under the Company's Retirement Income Plan or, if prohibited by the terms thereof, shall be entitled to receive benefits substantially equivalent to the benefits accrued thereunder. Whether benefits are substantially equivalent for purposes of the preceding sentence shall be determined without regards to the tax consequences thereof.

          (c) The Company shall continue to pay to the Employee, for a period of 90 days from the Date of Termination, the automobile allowance described in
     Section 2 hereof.

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
     13. NO MITIGATION REQUIRED.

     The Employee shall not be required to mitigate the amount of any benefit provided under this Agreement by seeking new employment or otherwise.

     14. COMPETITIVE ACTIVITY.

     During the Employment Period and for a further period of one year thereafter, the Employee shall not:

          (a) Participate, without the written consent of the Board of Directors or a person authorized thereby, in the management or control of, or act as an executive for or employee of, any business operation or any enterprise if such operation or enterprise engages in substantial competition with any material line of business at the time actively conducted by the Company or any of its subsidiaries, divisions, affiliates or new business or business units including, without limitation, CVI (collectively, the 'Companies'); provided, however, that the foregoing shall not include the mere ownership of not more than five percent of the equity securities of any enterprise or the participation in an investment banking firm or otherwise engaging in investment banking activities and in that capacity serving or advising enterprises in competition with the Companies;

          (b) Solicit, in competition with the Companies, any person who is a customer of the business conducted by the

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
Companies or of any business in which the Companies are substantially engaged at any time during the Employment Period; and

          (c) Induce or attempt to persuade any employee of the Companies to terminate his or her employment relationship in order to enter into competitive employment.

     15. UNAUTHORIZED DISCLOSURE.

     During the Employment Period and for a further period of ten years thereafter, the Employment shall not, except as required by any court or administrative agency, without the written consent of the Board of Directors or a person authorized thereby, disclose to any person, other than an employee of the Company or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Employee or his duties to the Company, any confidential information obtained by him while in the employ of the Company with respect to any of the Company's inventions, processes, customers, methods of distribution, methods of manufacturing, attorney-client communications, pending or contemplated acquisitions, other trade secrets, or any other material which the Company is obliged to keep confidential pursuant to any confidentiality agreement or protective order; provided, however, that confidential information shall not include any information now known or which becomes known

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
generally to the public (other than as a result of an unauthorized disclosure by The Employee) or any information of a type not otherwise considered confidential by a person engaged in the same business or a business similar to that conducted by the Companies.

     16. SCOPE OF COVENANTS; REMEDIES.

     The following provisions shall apply to the covenants contained in Section 14 and 15 hereof;

          (a) The covenants contained in Sections 14(a) and 14(b) shall apply within the territories in which any of the Companies are actively engaged in the conduct of business during the Employment Period including, without limitation, the territories in which customers are then being solicited;

          (b) Without limiting the right of the Company to pursue all other legal and equitable remedies available for violation by the Employee of the covenants contained in Sections 14 and 15 hereof, it is expressly agreed by the Employee and the Company that such other remedies cannot fully compensate the Company for any such violation and that the Company shall be entitled to injunctive relief to prevent any such violation or any continuing violation thereof;

          (c) Each party intends and agrees that if, in any action before any court or agency legally empowered to enforce the covenants contained in Sections 14 and 15 hereof, any term,

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
restriction, covenant or promise contained therein is found to be unreasonable and accordingly unenforceable, then such term, restriction, covenant or promise shall be deemed modified to the extent necessary to make it enforceable by such court or agency; and

          (d) The covenants contained in Sections 14 and 15 hereof shall survive the conclusion of the Employment Period.

     17. MISCELLANEOUS PROVISIONS.

          (a) Limitation on Severance Benefits. The severance benefits set forth in Sections 3, 4, 5, 6, 7 and 8 of this Agreement shall be mutually exclusive. Nothing contained herein shall be construed to permit the payment of severance benefits under more than one of said Sections 3, 4, 5, 6, 7 and 8.

          (b) Excess Parachute Cap. In the event that any payments or benefits received or to be received by the Employee pursuant to this Agreement in connection with a Change in Control as defined herein or upon the termination of the Employee's employment would not be deductible to the Company, in whole or in part, as a result of Section 280G of the Internal Revenue Code, then such payments or benefits shall be reduced by the minimum amounts necessary so that no portion thereof is not deductible. Any determination with regard to whether or not any such payment or benefits would be deductible as a result of Section 280G shall be made by tax counsel

                                       18




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
selected   by  the  Company's  independent  auditors,  in  accordance  with  the principles of Section 280c.

     (c) Delivery of Notice. All notices, requests, demands and other communications made pursuant to this Agreement shall be in writing and shall be deemed duly given (a) if delivered by hand, and the time delivered or (b) if mailed, at the time mailed at any general or branch United States Post Office enclosed in a registered or certified postpaid envelope addresses to the respective parties as follows:

             If to the company:

             The Cooper Companies, Inc.
             3145 Porter Drive
             Palo Alto, California 94304
             Att: Corporate Secretary

             with a copy to:
             250 Park Avenue
             6th Floor
             New York, New York 10177
             Att: General Counsel

             If to The Employee:

             c/o The Cooper Companies, Inc.
             3145 Porter Drive
             Palo Alto, California 94304

             with a copy to:

             ------------------------------------

             ------------------------------------

or to such other address as either party may have previously furnished to the other in writing in the manner set forth above, provided that such notice of change of address shall only be effective upon receipt.

     (d) Waiver. No provision of this Agreement shall be modified, waived or discharged unless the modification, waiver or discharge is agreed to in writing and signed by the Employee and the company. No waiver by either party of any breach of, or of compliance with, any condition or provision shall be construed as a waiver of any breach of, or compliance with, any other condition or provision or of the same condition or provision at another time.

     (e) Assignment and Successors. Neither party shall assign any right or delegate any obligation hereunder without the other party's written consent, and any purported assignment or delegation by a party hereto without the other party's written consent shall be void. The Company shall require any successor (whether direct or indirect and whether by purchase, lease, merger, consolidation, liquidation or otherwise) to all or substantially all of the company's business and/or assets, by an agreement in substance and form satisfactory to the Employee, to assume this Agreement in the same manner and to the same extent as the Company would be required to perform it in the absence of a succession. The Company's failure to obtain such agreement prior to the effectiveness of a succession shall be a breach of this Agreement and shall entitle the Employee to all of the compensation and benefits to which he would have been entitled hereunder if the Company had involuntarily terminated his employment without Cause on the

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
date when such succession becomes effective. For all purposes under this Agreement, the term 'Company' shall include any successor to the Company's business and/or assets which executes and delivers the assumption agreement described in the preceding sentence of this Subsection (d) or which becomes bound by this Agreement by operation of law. This Agreement and all rights of the Employeee hereunder shall inure to the benefit of, and be enforceable by, the Employee's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.

     (f) Whole Agreement. No agreements, representations or understandings (whether oral or written and whether express or implied) which are not expressly set forth or incorporated in this Agreement have been made or entered into by either party with respect to the subject matter hereof. Effective as of the date hereof, this Agreement supersedes any prior employment or severance agreement between the Employee and the Company.

     (g)  Choice  of  Law.  The  validity,   interpretation,   construction  and
performance of this Agreement shall be governed by the laws of the State of New York.

     (h) Severability. The invalidity of enforceability of any provision or provisions of this Agreement shall not affect the validity or enforceability of any other provision hereof, which shall remain in full force and effect.

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     18. Definitions.

     (a) 'Cause' shall mean (i) gross misconduct injurious to the company, as determined in a written opinion rendered to the Company's board of directors by the Company's outside counsel, (ii) conduct by the Employee constituting or competitive activity in violation of Section 14; or (iii) the willful making by the Employee of any unauthorized disclosure in violation of Section 15.

     (b) 'Change in Control' shall mean that: (i) a sufficient number of individuals who were not nominated by management are elevated to the board of directors of the Company to constitute 50% or more of the Company's board of directors; (ii) the Company's stockholders adopt a plan of liquidation; (iii) a third party, pursuant to a tender offer to the Company's stockholders, acquires at least a majority of the shares of Common Stock of the company; or (iv) none of Gary A. Singer, Bruce D. Sturman, or another member of the Singer family shall continue to serve as Chairman or Co-Chairman of the Board of Directors of the Company.

     (c) 'Good Reason' shall mean (i) any assignment to the Employee of any duties, other than those assigned to him on the date of this Agreement, which are not mutually acceptable to the parties hereto, (ii) any removal of the Employee from, or any failure to reelect the Employee to, any of the positions held by him on the date of this Agreement, except in connection with the termination of the Employee's employment for Cause, or

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(iii) a reduction in the Employee's rate of compensation or fringe benefits.

     (d) 'Employment Period' shall be that period commencing on the date hereof and continuing until the Date of Termination.

     (e) 'Date of Termination' shall mean (i) if the Consultant's employment is terminated by his death, the date of his death; (ii) in the case of a termination by the Company pursuant to Section 9, the date specified in the notice of termination; (iii) in the case of a termination by the Company other than pursuant to Section 9, the date specified in the notice of termination which date shall be at least 90 days after the date of such notice; (iv) in the case of a termination by the Employee, the date specified in the notice of termination, which date shall be at least 90 days after the date of such notice.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

                                          NICHOLAS J. PICHOTTA
                                          -----------------------------
                                          Nicholas J. Pichotta

                                          THE COOPER COMPANIES, INC.


                                      BY  STEVEN G. SINGER
                                          -----------------------------
                                          Steven G. Singer

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